Talen Energy Statement on FERC Order Rejecting Susquehanna ISA

HOUSTON, Nov. 3, 2024 (GLOBE NEWSWIRE) -- Talen Energy Corporation ("Talen") (NASDAQ: TLN) released the following statement in response to Friday’s Federal Energy Regulatory Commission (the “FERC”) order rejecting the amended Susquehanna Interconnection Service Agreement (“ISA”) between PJM Interconnection (“PJM”), PPL Electric Utilities (“PPL”), and Talen which would increase co-located load capacity at Talen’s Susquehanna nuclear power generation facility from 300 megawatts to 480 megawatts:

On Friday, FERC issued an order denying PJM, PPL, and Talen’s Susquehanna ISA. Talen believes FERC erred and we are evaluating our options, with a focus on commercial solutions. We believe this ISA amendment is just and reasonable and in the best interest of consumers. FERC’s decision will have a chilling effect on economic development in states such as Pennsylvania, Ohio, and New Jersey.

Importantly, the existing ISA allows for 300 megawatts of co-located load at Susquehanna, and development of the first phases of the Amazon Web Services (“AWS”) data center campus can proceed using those 300 megawatts while Talen continues to pursue approval of the amended ISA.

Contrary to the Commission’s ruling, Talen’s co-location arrangement with AWS is part of the solution to issues raised on November 1 at the FERC technical conference on large co-located load. It brings service to the customer quickly and without expensive transmission upgrades necessary to serve large-load demand. But our direct-connect configuration is just one of several commercial solutions to the demand of large loads, and we are exploring other solutions as we move forward. The data center economy will require an all-of-the-above approach to satisfy the increased demand, including co-location such as Talen’s arrangement with AWS, hybrids that co-locate primary power behind the meter while using grid power for back-up, and front-of-the-meter connections to utility transmission. Talen looks forward to the continued dialogue.

About Talen

Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.

Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com

Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

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